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                                                                  EXHIBIT 23.2


                                     [Letterhead]



                            CONSENT OF INDEPENDENT ENGINEERS

As independent oil and gas consultants, we hereby consent to the use of our report entitled "Summary Letter (for Inclusion in a Prospectus Included in a Registration Statement for Costilla Energy, Inc. on Form S-1) Combining Specific Data from Two Williamson Petroleum Consultants, Inc. Evaluations (1) to the Interests of Costilla Petroleum Corporation in Various Properties and
(2) to the Interests of Parker & Parsley Petroleum USA, Inc. in Various Properties Included in Their First Quarter 1996 Sales Package, Effective April 1, 1996, Williamson Project 6.8393" dated July 23, 1996 prepared for Costilla Energy, Inc. (the Company), and data extracted therefrom (and all references to our Firm) included in or made a part of the Company's prospectus dated October 2, 1996 relating to its initial public offering of common stock which was filed on a Form S-1 Registration Statement under the Securities Act of 1933, as amended, which Prospectus is incorporated by reference into this Registration Statement on Form S-8 to be filed by Costilla Energy, Inc. with the Securities and Exchange Commission, on or about November 20, 1996, for the Outside Directors Stock Option Plan.


                               /s/ Williamson Petroleum Consultants, Inc.
                             -----------------------------------------------
                                 WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
November 20, 1996